UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 615-1100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RadiSys Corporation Long-Term Incentive Plan

On September 30, 2009, RadiSys Corporation, an Oregon corporation (the “Company”), amended the Company’s Long-Term Incentive Plan (the “LTIP”), among other things, to: (i) provide that a participant must be actively employed on the last day of the quarter for which a performance goal is certified by the Compensation and Development Committee of the Board of Directors of the Company (the “Committee”) in order to receive a payment under the LTIP; (ii) eliminate the restriction on the ability of the Committee to allow newly hired or promoted employees and other employees to become participants in the LTIP at any time during a performance period; (iii) allow the Committee to determine target award levels based on a range of applicable performance goals; (iv) revise the procedures providing for payouts under the LTIP following a termination of employment; (v) give the Committee discretion as to the start of the first performance period under the LTIP; (vi) revise the circumstances and formula for payout of a participant’s award under the LTIP upon a change in control of the Company; (vii) add an addendum to the LTIP for awards to Canadian participants; and (viii) allow for incremental payouts as performance goals are met within a performance period.

The Company also adopted the form of award agreement for performance-based restricted stock units under the LTIP and granted the first award to participants under the LTIP, with a grant date of October 1, 2009. The Company adopted a target performance goal of non-GAAP earnings per share of $0.75. It is measured as the cumulative sum over four consecutive quarters during the first performance period of October 1, 2009 to September 30, 2012 with a first goal achievement date of September 30, 2010 and subsequent goal achievement dates for each calendar quarter thereafter. If a portion of a participant’s award has been settled on a prior payout determination date upon achievement of a performance goal with respect to a quarter during the performance period, the previously settled portion of such participant’s award shall be taken into account and shall be offset against any subsequently settled portion of such participant’s award on any subsequent payout determination date.

The performance goals for non-GAAP earnings per share range from $0.65 to $0.85 in increments with payouts ranging from 75% to 125% of the target payout amounts. In the aggregate, the target payout amount for the first performance period equals 664,900 shares, or approximately one-third of the total number of shares authorized under the LTIP. On each payout determination date, the Company will measure its performance for the performance goals based on the sum of non-GAAP earnings per share for each quarter during the four consecutive quarters preceding such payout determination date. As used in the LTIP for the first performance period, non-GAAP earnings per share is calculated as follows: Non-GAAP earnings for a quarter equals earnings (as calculated in accordance with GAAP) plus stock-based compensation expense, plus amortization of intangible assets, plus or minus restructuring charges or reversals, plus or minus such other items determined as non-recurring or adjusted from non-GAAP earnings as reported by the Company and as approved by the Committee, plus other adjustments resulting from purchase accounting as determined by the Committee, plus a fixed 20% effective tax rate notwithstanding the tax rate otherwise applicable in accordance with GAAP. The number of shares equals the weighted average shares outstanding during such quarter (calculated as required by GAAP with or without shares issuable upon conversion of any outstanding convertible notes and interest thereon so as to result in the most dilutive impact but disregarding shares earned and issued or issuable under the LTIP during such quarter) plus the total number of shares earned and issued or issuable with respect to all awards under the LTIP during such quarter. When selecting the performance goal, the Company decided to fix the tax rate at 20% for the purpose of calculating non-GAAP earnings per share, because of the expected lower-than-normal tax rate during the initial portion of the first performance period, which would provide a windfall to participants that the Committee felt would be inconsistent with the performance based objectives of the LTIP. Because this performance goal was not previously approved by the stockholders, the awards under the LTIP for the first performance period are not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The foregoing description is subject to, and qualified in its entirety by, the LTIP, as amended through September 30, 2009 by the First Amendment there to, and the form of award agreement thereto, each filed as an exhibit hereto and incorporated herein by reference.

Cash Incentive Program

On September 30, 2009, the Committee put in place a cash incentive program (the “Incentive Program”) for certain of the Company’s employees to drive breakthrough Company transformations in an accelerated timeframe. The Incentive Program is intended to motivate and recognize the employees’ performance in achieving the Company’s defined strategy and goals by aligning measurable results with rewards. The Incentive Program is designed to reward the Company’s employees who are leading or significantly contributing to the transformational business initiatives in the engineering and operations organizations. These initiatives are expected to be implemented by the third quarter of 2010 and, if successful, are estimated to save $1.0 to $2.0 million a quarter in manufacturing costs, reduce inventory levels by $5.0 to $10.0 million, and save $0.5 to $1.0 million a quarter in development costs, while significantly increasing the Company’s product development and operational capabilities. There can be no assurance that these initiatives will achieve the desired results.

Awards under the Incentive Program will be based on Company performance as measured by two sets of goals: an operations outsourcing performance goal and an engineering enterprise performance goal. The performance period for the Incentive Program runs from October 1, 2009 to June 30, 2010. Actual payouts under the Incentive Program will range from 75% to 125% of the target incentive amounts based on the weighted average of achievement of both performance goals. The target incentive amounts account for 50% or less than the existing annual incentive compensation targets. For 2010 under the Incentive Program target incentive amounts for the named executive officers of the Company are as follows: Scott Grout - $218,460; Brian Bronson - $105,580; John Major -$80,000; Anthony Ambrose - $37,500; and Christian Lepiane - $20,000. An amount of $620,000 will be targeted for participants other than named executive offices for an aggregate target payout of approximately $1.0 million to all participants. Because the performance goals under the Incentive Program have not previously been approved by the stockholders, the awards under the Incentive Program are not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements in this Form 8-K set forth the Company’s anticipated results and expectations based on management’s plans and assumptions. In some cases these statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seek to continue,” “intend,” or other comparable terminology. Such statements give the Company’s current expectations or forecasts of future events; they do not relate strictly to historical or current facts and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, these include statements relating to:

•	future actions, expectations and goals for revenues and profits;

•	the impact of the Company’s transformational business initiatives on future operating results;

•	future performance of the Company’s engineering and operations departments;

•	the impact of the Company’s restructuring events on future operating results; and

•	other matters related to the embedded system industry, including changes in industry standards, changes in customer requirements and new product introductions.

Although forward-looking statements help provide additional information about the Company, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. Actual results could differ materially from the anticipated results and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration (b) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (c) the current economic uncertainty and turmoil within the global financial markets, (d) currency exchange rate fluctuations, changes in tariff and trade policies and other risks associated with foreign operations and (e) the other factors listed in our reports filed with the SEC, including those listed under “Risk Factors” in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as updated by the Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2009. These risk factors may cause the Company’s actual results to differ materially from any forward-looking statement.

The Company does not guarantee future results, levels of activity, performance or achievements, and does not assume responsibility for the accuracy and completeness of these statements. The forward-looking statements contained in this report are made and based on information as of the date of this report. The Company assumes no obligation to update any of these statements based on information after the date of this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to RadiSys Corporation Long-Term Incentive Plan. Incorporated by reference from Exhibit 4.4 in the Company’s Registration Statement on Form S-8, filed on September 30, 2009, SEC File No. 333-162231.

10.2	Form of Award Agreement for Performance-Based Restricted Stock Units under the RadiSys Corporation Long-Term Incentive Plan. Incorporated by reference from Exhibit 4.5 in the Company’s Registration Statement on Form S-8, filed on September 30, 2009, SEC File No. 333-162231.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

Date: October 6, 2009	By:	/s/ BRIAN BRONSON
Brian Bronson
Chief Financial Officer

Exhibit Index

10.1	Amendment to RadiSys Corporation Long-Term Incentive Plan. Incorporated by reference from Exhibit 4.4 in the Company’s Registration Statement on Form S-8, filed on September 30, 2009, SEC File No. 333-162231.

10.2	Form of Award Agreement for Performance-Based Restricted Stock Units under the RadiSys Corporation Long-Term Incentive Plan. Incorporated by reference from Exhibit 4.5 in the Company’s Registration Statement on Form S-8, filed on September 30, 2009, SEC File No. 333-162231.